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                                                                    EXHIBIT 3.14

                                                           STATE OF DELAWARE
                                                           SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 04/12/1990
                                                          901025066 - 2189055

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

     GND Investment Company, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of GND Investment Company by unanimous consent action effective April 9, 1990, duly adopted resolutions setting forth a proposed amendment of the certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

     RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "1" so that, as amended said Article shall be and read as follows:

     "The name of the Corporation is General Nutrition International, Inc."

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the sole stockholder of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of
Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.

     IN WITNESS WHEREOF, said GND Investment Company has caused this certificate to be signed by Robert V. Dunn, its Vice President, and James M. Sander, it Assistant Secretary, this 9th day of April, 1990.

                                                  By: /s/ Robert V. Dunn
                                                      --------------------------
                                                      Robert V. Dunn
                                                      Vice President

                                              Attest: /s/ James M. Sander
                                                      --------------------------
                                                      James M. Sander
                                                      Assistant Secretary